Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4/S-1, Amendment No. 1, of our report dated March 31, 2023 (which includes an explanatory paragraph relating to AgeX Therapeutics, Inc.’s ability to continue as a going concern), relating to the consolidated financial statements of AgeX Therapeutics, Inc., which is contained in such Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ WithumSmith+Brown, PC

San Francisco, California

January 16, 2024